Exhibit 99.2



                                                    For More Information Contact
                                                  Ann Mirabito - Media Relations
                                                                    817.348.3647
                                                              amirabito@nspr.com

                                              Patrick Grady - Investor Relations
                                                                    817.348.3400
                                                                 pgrady@nspr.com



            INSPIRE ANNOUNCES PLANS TO IMPLEMENT REVERSE STOCK SPLIT

FORT WORTH, Texas, August 16, 2001 -- INSpire Insurance Solutions, a leader in property and casualty outsourcing and software services, today announced that its Board of Directors will recommend to its shareholders an amendment to the Company's Articles of Incorporation that will authorize a reverse stock split of all issued and outstanding shares of the Company's common stock.

            "The purpose of the reverse stock split is to increase the market price per share of our common stock above the minimum level required to maintain our listing on the Nasdaq National Market System, which we believe to be in the best interests of our shareholders," said John F. Pergande, INSpire's Chairman and Chief Executive Officer. "If the reverse split is not approved by the shareholders, and if the stock price does not maintain a minimum 10 day bid price above $1.00 as required by the Nasdaq, the Company could face delisting action by the Nasdaq."

            A special meeting of shareholders to act on the Board's recommendation is currently scheduled for October 31, 2001 at the Company's Fort Worth, Texas headquarters. Stockholders will be asked to authorize a reverse stock split in a ratio 1 new share for each 5 shares currently outstanding. However, the Board will permit a committee of the Company's Board of Directors, together with the Company's Chief Executive Officer, to select the final ratio for the reverse stock split that they believe to be in the best interests of the shareholders and the Company.

            If shareholders approve the reverse split, each five shares of common stock outstanding prior to the effective date will be reclassified as one share of common stock. The reverse stock split will reduce the number of shares outstanding. Other than cashing out fractional shares, the reverse stock split will not affect a shareholder's proportionate equity interest or voting rights in the Company. For example, a shareholder who has a one percent equity interest in the Company before the split will have a one percent equity interest after the split.

            The Board of Directors has set a record date of September 10, 2001, subject to modification by the Board, to establish the shareholders entitled to vote on the matter.


ABOUT INSPIRE INSURANCE SOLUTIONS

INSpire Insurance Solutions, Inc. provides policy and claims administration solutions for all property and casualty insurance products. As one of the foremost providers of outsourcing and integrated systems, INSpire serves clients with needs to enter new markets quickly, reduce

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expenses,  increase  customer  satisfaction  and  focus  on  core  competencies.
Additional information can be obtained from INSpire's Web site at www.nspr.com or by calling 817-348-3999.


This  press  release  contains  certain  forward-looking  statements  within the meaning  of  Section  27A of  the  Securities  Act  of  1933,  as  amended  (the
"Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this press release, words such as "anticipate," "believe," "estimate," "expect," "intend," and similar expressions, as they relate to INSpire or its management, identify forward-looking statements. These forward-looking statements are based on information currently available to INSpire's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to: difficulties associated with growth, INSpire's dependence on major customers and limited operating history, technological change, competitive factors and pricing pressures, product development risks, changes in legal and regulatory requirements, general economic conditions and other factors. Such statements reflect the current views of INSpire's management with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of INSpire. All subsequent written and oral forward-looking statements attributable to INSpire, or persons acting on its behalf, are expressly qualified in their entirety by this paragraph. In the context of forward-looking information provided in this press release, reference is made to the discussion of risk factors detailed in the company's filings with the Securities and Exchange Commission during the past 12 months.